Exhibit (17)(a)
RISING DIVIDEND GROWTH FUND
SPECIAL MEETING OF SHAREHOLDERS
FEBRUARY 23, 2012
This proxy is solicited on behalf of the Board of Trustees of Dividend Growth Trust (the “Trust”). The undersigned hereby appoints Charles Troy Shaver, Jr. and Ed Obuchowski, each of them (with full powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in Rising Dividend Growth Fund (the “Fund”), a series of the Trust, at the Special Meeting of Shareholders of the Fund to be held at 1:00 p.m., Eastern time, on February 23, 2012, at the offices of Dividend Growth Advisors, LLC, 58 Riverwalk Boulevard, Building 2, Suite A, Ridgeland, South Carolina 29936, and any adjournment or postponement thereof (the “Meeting”), with all the power the undersigned would have if personally present.
The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote “FOR” the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment or postponement. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting of Shareholders and combined Proxy Statement and Prospectus.
Date: [    ], 20[ ]
YOUR VOTE IS VERY IMPORTANT.
PLEASE COMPLETE, SIGN, DATE AND RETURN
THE ENCLOSED PROXY CARD PROMPTLY.

Signature(s) of Shareholder(s) (Sign in the Box)
Note: Please sign exactly as your name appears on
this Proxy. When signing as attorney, executor,
administrator, trustee or guardian, please give your
full title as such. If a corporation or partnership,
please sign in full corporate or partnership name by
an authorized officer.

NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED
YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW. THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE BELOW.
Your Board of Trustees recommends that you vote “FOR” Proposal 1.
1.	To approve an Agreement and Plan of Reorganization providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of Rising Dividend Growth Fund, in exchange for shares of Goldman Sachs Rising Dividend Growth Fund to be distributed to the shareholders of Rising Dividend Growth Fund, and (ii) the subsequent liquidation and dissolution of Rising Dividend Growth Fund.

Please review the enclosed combined Proxy Statement and Prospectus because it contains important information regarding this proposal.

FOR __________ AGAINST __________ ABSTAIN __________

2.	To transact such other business as may properly come before the meeting or and adjournments or postponements thereof.
          WE NEED YOUR VOTE BEFORE [_________] [__], 20[ ].
PLEASE SIGN AND DATE THE REVERSE SIDE.